UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 5, 2006

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2006, Global Power Equipment Group Inc. (the “Company”) entered into an Employment Agreement with Mardi de Verges in connection with her appointment as Senior Vice President and Chief Financial Officer-Elect, the material terms of which are set forth in Item 5.02 below, and are hereby incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c). On September 5, 2006, the Company issued a press release announcing the appointment of Mardi de Verges to the position of Senior Vice President and Chief Financial Officer-Elect, effective September 11, 2006. Ms. de Verges will replace James P. Wilson as Chief Financial Officer upon his retirement from the Company, which is anticipated at the end of 2006 or early 2007, allowing for an orderly transition of responsibilities.

Ms. de Verges, age 52, has 25 years of leadership experience in a broad range of industries including telecommunications and oil and gas. Most recently, she was the Chief Financial Officer of WilTel Communications Group, Inc., a national telecommunications company, where she was responsible for all accounting, tax, treasury, finance, budgeting, planning and real estate functions. Level3 Communications, Inc., an international communications and information services company, acquired WilTel in late 2005 and Ms. de Verges remained with the company as Senior Vice President of Finance with responsibility for forecasting and performance management of its $3 billion telecommunications business. Ms. de Verges joined WilTel in 2000 and held various other finance and management positions while with WilTel. Before telecommunications, Ms. de Verges held various leadership positions in the finance, tax and benefits departments of CITGO Petroleum Corporation from 1989 to 2000. Prior to that time, she served for more than seven years with Arthur Andersen & Co., where she developed expertise both as an auditor and as a tax professional. Ms. de Verges received her B.S. in Accounting from Oklahoma State University and is a Certified Public Accountant.

On September 11, 2006, the Company entered into an Employment Agreement with Ms. de Verges (the “Agreement”). The term of the Agreement will be for two years beginning September 11, 2006, and will automatically renew at the end of the initial two-year term and each year thereafter for a term of one year. Ms. de Verges will earn a base salary of $225,000 per year. Pursuant to the Agreement, Ms. de Verges will be entitled to participate in (i) the Company’s employee benefit programs and (ii) the Company’s Management Incentive Compensation Plans, under which she will be eligible for a 55% target bonus (with the actual bonus ranging from 27.5% to 110%) or, in the event a Management Incentive Compensation Plan is not in effect for any calendar year, to receive substantially the same bonus opportunities as existed during the prior calendar year. In the event Ms. de Verges’ employment is terminated early by Ms. de Verges for Good Reason (as defined in the Agreement to include, among other things, removal from Ms. de Verges’ position as Senior Vice President and Chief Financial Officer or a reduction in her annual base salary without her consent) or by the Company without Cause (as defined in the Agreement), she will be entitled to receive (i) her base salary for a 12-month

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period or, if more than 12 months remain in the initial two-year employment term on the date of termination, through the expiration of the initial term and (ii) if termination occurs more than three months after commencement of a new bonus year, a portion of the bonus earned for the year in which the termination occurred determined on a pro rata basis based on the number of days of such year employed. Pursuant to the Agreement, Ms. de Verges may not compete with the businesses of the Company for a one year period following her termination. Ms. de Verges will also receive a restricted stock grant for 20,000 shares under the Company’s 2004 Stock Incentive Plan, with vesting to occur in approximately three equal annual installments on September 11 of 2007, 2008 and 2009.

The form of Employment Agreement entered into with Ms. de Verges is included as Exhibit 10 to the Company’s Current Report on Form 8-K filed on March 30, 2006 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: September 11, 2006	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

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